UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2005

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Cuisine Solutions, Inc., promoted Felipe Hasselmann, age 36, to the position of Chief Operating Officer (COO) on August 12, 2005. Mr. Hasselmann was made Chief of Staff of Cuisine Solutions in January 2004. Mr. Hasselmann joined Cuisine Solutions in 2000 as an International Development Director in charge of the Brazilian implementation and business development. Mr. Hasselmann moved to the US in 2002 to help develop and implement a turnaround plan created by the problems to the business that ensued after the 9/11 tragedy. Prior to his work at Cuisine Solutions, Mr. Hasselmann was the National Director of Business Development in Brazil of L’Oreal Paris, and he was also responsible for the L’Oreal Latin America Sales Committee Area from 1995 to 2000. From 1992 to 1995, Mr. Hasselmann served as Regional Division Manager of Frito Lay, and he was a Regional Sales Manager of Coca Cola 1989 to 1992.

Current Cuisine Solutions, Inc. officers also received title changes on August 12, 2005. Mr. Thomas L. Gregg is now President of Cuisine Solutions, Inc. His former title was President of US Operations. Mr. Y. Tristan Kuo’s title is now Chief Financial Officer. Mr. Kuo’s former title was Vice President of Finance. Mr. Kuo remains Secretary and Treasurer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

August 18, 2005	By:	Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: CEO